INVESTMENT SUB-ADVISORY AGREEMENT


         J.P. Morgan Investment Management Inc.
         522 Fifth Avenue
         New York, New York  10036

         Dear Sirs:

                  Western Reserve Life Assurance Co. of Ohio (the "Adviser") hereby agrees with J.P. Morgan Investment Management Inc., a Delaware corporation (the "Sub-Advisor") as follows:

                  1. INVESTMENT DESCRIPTION; APPOINTMENT. The Adviser entered into an Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated February 26, 1991, with WRL Series Fund, Inc., a Maryland corporation (the "Fund"), under which the Adviser agreed, among other things, to act as investment adviser to the Fund. The Adviser desires to employ the capital of the Money Market Portfolio ("Portfolio") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Fund's Articles of Incorporation, as amended to date (the "Charter Document"), and in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") for the Portfolio filed with the Securities and Exchange Commission as part of the Fund's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in such manner and to such extent as from time to time may be approved by the Fund's Board of Directors. Copies of the Prospectus, the Statement and the Charter Document, each as currently in effect, have been delivered to the Sub-Adviser. The Adviser agrees, on an ongoing basis, to provide to the Sub-Adviser as promptly as practicable copies of all amendments and supplements to the Prospectus and the Statement and amendments to the Charter Document. The Advisory Agreement provides that the Adviser may engage a Sub-Adviser to perform the services contemplated hereunder. The Adviser desires to engage and hereby appoints the Sub-Adviser to act as investment sub-adviser to the Portfolio. The Sub-Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

                  2. SERVICES AS INVESTMENT SUB-ADVISER, GUIDELINES AND ADVICE. Subject to the supervision of the Adviser and the Board of Directors of the Fund, the Sub-

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         Adviser will (a) manage the Portfolio's assets in accordance with the
         Portfolio's investment objective(s) and policies stated in the Prospectus, the Statement and the Charter Document, but subject to the Guidelines (as such term is defined below); (b) make investment decisions for the Portfolio; (c) place purchase and sale orders for portfolio transactions for the Portfolio; and (d) employ professional portfolio managers and securities analysts to provide research services to the Portfolio; (e) furnish statistical and analytical information and reports as may reasonably be required by the Adviser from time to time, and, in providing these services, conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Portfolio's assets; (f) cause its officers to attend meetings of the Fund's Board of Directors and furnish oral or written reports, as the Adviser may reasonably require, in order to keep the Adviser and its officers and the Directors of the Fund and appropriate officers of the Fund fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations.

                  The Adviser agrees on an on-going basis to provide or cause to be provided to the Sub-Adviser guidelines, to be revised as provided below (the "Guidelines"), setting forth limitations, by dollar amount or percentage of net assets, on the types of securities in which the Portfolio is permitted to invest or investment activities in which the Portfolio is permitted to engage. Among other matters, the Guidelines shall set forth clearly the limitations imposed upon the Portfolio as a result of relevant diversification requirements under state and federal law pertaining to insurance products, including, without limitation, the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"). The Guidelines shall remain in effect until 12:00 p.m. on the third business day following actual receipt by the Sub-Adviser of a written notice, denominated clearly as such, setting forth revised Guidelines. The Adviser agrees to cause to be delivered to a person designated in writing for such purpose by the Sub-Adviser each day, by _________ p.m., New York time, a written report dated the date of its delivery (the "Report") with respect to the Porftolio's compliance for its current fiscal year with the short-three test set forth in Section 851(b) (3) of the Code (the "short-three test"). The Report shall include in chart form the Portfolio's gross income (within the meaning of Section 851 of the Code) from the beginning of the current fiscal year to the date of the Report and its cumulative income and gains described in Section 851(b) (3) of the Code for such period. If the Report is not timely delivered, the Sub-Adviser shall be permitted to rely on the most recent Report delivered to it. The Adviser agrees that the Sub-Adviser may rely on the Guidelines and the Report without independent verification of their accuracy.

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                  3. BROKERAGE. In selecting brokers or dealers to execute
         transactions on behalf of the Fund, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

                  4. STANDARD OF CARE. The Sub-Adviser shall exercise its best judgment in rendering the services described in paragraphs 2 and 3 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (each such act or omission shall be referred to as "Disqualifying Conduct"). The Sub-Adviser shall not be deemed to have engaged in Disqualifying Conduct if it complies with the Guidelines and acts in reliance on the Report, and the Sub-Adviser's failure to act in accordance therewith shall not constitute evidence that it engaged in Disqualifying Conduct.

                  5. COMPENSATION. In consideration of the services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser on the first business day of each month a fee for the previous month at the annual rate of .15% of the Portfolio's average daily net assets. The fee for the period from the [date the initial public sale of the Fund's shares commences] to the end of the month during which such sale shall have been commenced shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

                  6. EXPENSES. The Sub-Adviser will bear all of its expenses in connection with the performance of its services under this Agreement. All other expenses to

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         be incurred in the operation of the Portfolio will be borne by the Fund or the Adviser, as appropriate, except to the extent specifically assumed by the Sub-Adviser. The expenses to be borne by the Fund or the Adviser, as appropriate, include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, Director's fees, Securities and Exchange Commission fees and state Blue Sky qualification fees, if any, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

                  7. SERVICES TO OTHER COMPANIES OR ACCOUNTS. The Adviser understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and the Adviser has no objection to the Sub-Adviser so acting, provided that whenever the Portfolio and one or more other accounts or investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The Sub-Adviser agrees to allocate similarly opportunities to sell securities. The Adviser recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Portfolio. In addition, the Adviser understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser of any affiliate of the Sub-Adviser to engage in and devote time and attention to other business or to render services of whatever kind or nature.

                  8. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the Investment Company Act of 1940, as amended (the "Act"), the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund's or the Adviser's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Investment Advisers Act of 1940, as amended, for the period specified in said Rule.

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                  9. TERM OF AGREEMENT. This Agreement shall become effective as of April 30, 1996 and shall continue until April 22, 1998 and thereafter shall continue annually, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) a vote of "majority" (as defined in the Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Fund's Board who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Adviser, by the Fund's Board, by vote of holders of a majority of the Portfolio's shares or by the Sub-Adviser, and will terminate five business days after the Sub-Adviser receives written notice of the termination of the advisory agreement between the Fund and the Adviser. This Agreement also will terminate automatically in the event of its assignment (as defined in the Act).

                  10. INDEMNIFICATION. The Adviser agrees to indemnify and hold harmless the Sub-Adviser and each person who controls or is associated with the Sub-Adviser within the meaning of such terms under the federal securities laws and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection therewith) under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

         (1) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the variable annuity contracts and variable life insurance policies (both contracts and policies, collectively referred to as "Contracts") for which the Portfolio serves as an underlying investment option, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectuses or Statements for the Contracts, (iii) any sales literature for the Contracts, (or any amendment or supplement to any of the foregoing), or (iv) the statement or omission to state or the alleged statement or alleged omission to state in the Prospectuses or Statements for the Contracts a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, that this provision shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished to the Adviser by the Sub-Adviser for use in the Contracts, or the Prospectuses or the Statements for the Contracts, or sales literature (or any amendment or supplement), or otherwise for use in connection with the sales of the Contracts or Portfolio shares; or

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         (2) arise out of or as a result of statements or representations by or on behalf of the Sub-Adviser (other than statements or representations contained in the Contracts, the Prospectuses or Statements, or sales literature for the Contracts not supplied by the Sub-Adviser or persons under its control) or wrongful conduct of the Adviser or persons under its control with respect to the sales or distribution of the Contracts or Portfolio shares; or

         (3) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or Statement for the Portfolio (or any amendment thereof or supplement thereto), (ii) any sales literature for the Portfolio or (iii) the omission or alleged omission to state in the Prospectus or Statement for the Portfolio a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, that this provision shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished to the Adviser by the Sub-Adviser for use with the Prospectus, Statement or sales literature for the Portfolio and the Contracts; or

         (4) arise out of any third-party claims or proceedings relating to the performance by or obligations of the Sub-Adviser in the performance of its duties hereunder, except to the extent any such claims arise out of any material breach by the Sub-Adviser of this Agreement.

         This indemnification will be in addition to any liability which the Adviser may otherwise have, but does not supersede the standard of care owed by the Sub-Adviser to the Adviser as described in Section 4 above.

                  11. DISCLOSURE. The Adviser represents and warrants that neither the Fund nor the Adviser shall, without the prior written consent of the Sub-Adviser, make representations regarding or reference to the Sub-Adviser or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

                  12. MISCELLANEOUS. All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by Diane Minardi at 522 Fifth Avenue, New York NY 10036 in the case of the Sub-Adviser, General Counsel at P. O. Box 5068 Clearwater, Fl 34618 in the case of the Adviser, or such other person as a party shall designate by notice to the other parties. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument of writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement constitutes the entire agreement among the parties hereto and

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         supersedes any prior agreement among the parties relating to the subject matter hereof. The paragraph headings of this Agreement are for convenience of reference and do not constitute a part hereof. This Agreement shall be governed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                  If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                                     Very truly yours,


                                             By: _______________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             WESTERN RESERVE LIFE ASSURANCE
                                             CO. OF OHIO


         Accepted:

         By:_______________________________________
         Name:_____________________________________
         Title:____________________________________

         J.P. MORGAN INVESTMENT MANAGEMENT INC.

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